Exhibit 10.2
GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this "Agreement"), dated as of July 24, 2025, by and among the Persons listed on the signature pages hereof as "Grantors" (the "Initial Grantors") and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (together with the Initial Grantors, each, a "Grantor" and collectively, the "Grantors"), and JPMORGAN CHASE BANK, N.A., a national banking association ("JPMorgan"), in its capacity as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof, (as may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and among (i) Liberty Energy Inc., a Delaware corporation ("Parent"), Liberty Energy Services LLC, a Texas limited liability company ("Liberty"), Freedom Proppant LLC, a Delaware limited liability company ("Freedom Proppant"), Liberty Power Innovations LLC, a Texas limited liability company ("Liberty Power"), LOS Leasing Company LLC, a Texas limited liability company ("LOS Leasing"), Liberty Advanced Equipment Technologies LLC, a Texas limited liability company ("LAET"), and Proppant Express Solutions, LLC, a Delaware limited liability company ("Proppant Express"; and together with Liberty, Freedom Proppant, Liberty Power, LOS Leasing, LAET and those additional entities that hereafter become parties to the Credit Agreement as "Borrowers" in accordance with the terms thereof, each, a "Borrower" and individually and collectively, jointly and severally, the "Borrowers"), (ii) the lenders party thereto from time to time as "Lenders" (such Lenders, together with their respective successors and assigns in such capacity, each, individually a "Lender" and, collectively the "Lenders") and (iii) Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;
WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement;
WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and to extend the Loans to the Borrowers thereunder, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make other financial accommodations to the Borrowers as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, (a) each Grantor (other than any Borrower) has agreed to guaranty the Guarantied Obligations (as defined below), and (b) each Grantor has agreed to grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations (as defined below); and

WHEREAS, each Grantor is either a Borrower or an Affiliate or a Subsidiary of a Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrowers by the Lender Group.
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Construction.
(a)    All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Inventory, Investment Property, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
(i)    "Activation Instruction" has the meaning specified therefor in Section 7(k) hereof.
(ii)    "Agent" has the meaning specified therefor in the preamble to this Agreement.
(iii)    "Agreement" has the meaning specified therefor in the preamble to this Agreement.
(iv)    "Books" means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to such Grantor's business operations or financial condition, and each Grantor's goods or General Intangibles related to such information).
(v)    "Borrower" and "Borrowers" have the respective meanings specified therefor in the recitals to this Agreement.
(vi)    "Cash Dominion Event" means the occurrence of either of the following: (A) the occurrence and continuance of any Event of Default, or (B) Excess Availability is less than the greater of (x) 10% of the Line Cap, and (y) $52,500,000 at any time.

(vii)    "Cash Dominion Period" means the period commencing after the occurrence of a Cash Dominion Event and continuing until the date when (A) no Event of Default shall exist and be continuing, and (B) Excess Availability is greater than the greater of (x) 10% of the Line Cap, and (y) $52,500,000, for 60 consecutive days.
(viii)    "Code" means the New York Uniform Commercial Code, as in effect from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
(ix)    "Collateral" has the meaning specified therefor in Section 3 hereof.
(x)    "Collection Account" means a Deposit Account of a Grantor which is used exclusively for deposits of collections and proceeds of Collateral and not as a disbursement or operating account upon which checks or other drafts may be drawn.
(xi)    "Collections" means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).
(xii)    "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
(xiii)    "Controlled Account" has the meaning specified therefor in Section 7(k) hereof.
(xiv)    "Controlled Account Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, and one of the Controlled Account Banks.
(xv)    "Controlled Account Bank" has the meaning specified therefor in Section 7(k) hereof.
(xvi)    "Copyrights" means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor's rights corresponding thereto throughout the world.

(xvii)    "Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.
(xviii)    "Effective Date" means (A) with respect to each Initial Grantor, the "Closing Date" as defined in the Credit Agreement and (B) with respect to each other Grantor, the effective date of the Joinder by means of which such Grantor becomes a party hereto.
(xix)    "Excluded Accounts" means (A) Deposit Accounts and Securities Accounts with an individual average daily balance not to exceed $250,000 at any time; provided, that, the aggregate average daily balances in all such accounts excluded pursuant to this clause (A) shall not exceed $750,000 at any time, (B) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor's employees, or (C) Deposit Accounts utilized as a fiduciary or trust account exclusively for the benefit of an unaffiliated third party.
(xx)    "Excluded Assets" has the meaning specified therefor in Section 3 hereof.
(xxi)    "Excluded Swap Obligation" means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Grantor of (including by virtue of the joint and several liability provisions of Section 2.15 of the Credit Agreement with respect to any Grantor that is a Borrower), or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Grantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
(xxii)    "Foreclosed Grantor" has the meaning specified therefor in Section 2(i)(iv) hereof.
(xxiii)    "Generator Locations" means, at any time, any third-party location where a Grantor's Generator Unit is located pursuant to a customer contract entered into by Grantor and a Person that is not a Loan Party in the ordinary course of business.
(xxiv)    "Grantor" and "Grantors" have the respective meanings specified therefor in the preamble to this Agreement.
(xxv)    "Guarantied Obligations" means all of the Obligations (including any Bank Product Obligations) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent, any other member of the Lender Group, or any Bank Product Provider (or any of them) in enforcing any rights under the any of the Loan Documents. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by any Borrower to Agent, any other member of the Lender Group, or any Bank Product Provider but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving any Borrower or any Guarantor; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall exclude any Excluded Swap Obligation.
(xxvi)    "Guarantor" means each Grantor other than any Borrower.
(xxvii)    "Guaranty" means the guaranty set forth in Section 2 hereof.
(xxviii)    "Intellectual Property" means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.
(xxix)    "Intellectual Property Licenses" means, with respect to any Grantor, (A) any licenses or other similar rights provided to such Grantor in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by such Grantor, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses) and (y) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group's rights under the Loan Documents.
(xxx)    "Joinder" means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.
(xxxi)    "Lender" and "Lenders" have the respective meanings specified therefor in the recitals to this Agreement.
(xxxii)    "Negotiable Collateral" means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(xxxiii)    "Non-Filed Threshold" has the meaning specified therefor in Section 7(n).
(xxxiv)    "Non-Filed Titled Goods" has the meaning specified therefor in Section 7(n).
(xxxv)    "Patents" means patents and patent applications, including (A) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (C) the right to sue for past, present, and future infringements thereof, and (D) all of each Grantor's rights corresponding thereto throughout the world.
(xxxvi)    "Qualified ECP Grantor" means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(xxxvii)    "Receivables" means all of the following now owned or hereafter arising or acquired assets of any Grantor: (a) all Accounts; (b) all amounts at any time payable to any Grantor in respect of the sale or other disposition of any Account; (c) all interest, fees, late charges, penalties, collection fees, and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles; and (e) all other contract rights, chattel paper, instruments, or other forms of rights to payment, in each case arising from the sale, lease, or other disposition of Inventory, the licensing of inventory, the rendition of services, or otherwise related to any Accounts or Inventory of a Grantor (including, choses in action, causes of action, or other rights and claims against carriers or shippers, rights to indemnification, and identifiable proceeds thereof, casualty or similar types of insurance, in each case relating to Collateral and identifiable proceeds thereof).
(xxxviii)    "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
(xxxix)    "Secured Obligations" means each and all of the following: (A) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement (including the Guaranty), the Credit Agreement, and any of the other Loan Documents, (B) all Bank Product Obligations, and (C) all other Obligations of each Borrower and all other Guarantied Obligations of each Guarantor (including, in the case of each of clauses (A), (B) and (C), Lender Group Expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding); provided, that, anything to the contrary contained in the foregoing notwithstanding, the Secured Obligations shall exclude any Excluded Swap Obligation.
(xl)    "Security Interest" has the meaning specified therefor in Section 3 hereof.
(xli)    "Supporting Obligations" means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts or other Receivables.
(xlii)    "Swap Obligation" means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
(xliii)    "Titled Goods" has the meaning specified therefor in Section 7(n).
(xliv)    "Trademarks" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (E) all of each Grantor's rights corresponding thereto throughout the world.
(xlv)    "URL" means "uniform resource locator," an internet web address.
(b)    This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
(c)    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2.Guaranty.
(a)    In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Revolving Loans, the issuance of the Letters of Credit, and the entering into of the Bank Product Agreements and by virtue of the financial accommodations to be made to the Borrowers, each of the Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations. If any or all of the Obligations constituting Guarantied Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, together with any and all expenses (including Lender Group Expenses) that may be incurred by Agent or any other member of the Lender Group or any Bank Product Provider in demanding, enforcing, or collecting any of the Guarantied Obligations (including the enforcement of any collateral for such Guarantied Obligations or any collateral for the obligations of the Guarantors under this Guaranty). If claim is ever made upon Agent or any other member of the Lender Group or any Bank Product Provider for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guarantied Obligations and any of Agent or any other member of the Lender Group or any Bank Product Provider repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
(b)    Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Guarantied Obligations to Agent, for the benefit of the Lender Group and the Bank Product Providers, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Section 8.4 or 8.5 of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.
(c)    The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guarantied Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking (other than payment in full in cash of the Guarantied Obligations), (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent, any other member of the Lender Group, or any Bank Product Provider on account of the Obligations which Agent, such other member of the Lender Group, or such Bank Product Provider repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (iv) any action or inaction by Agent, any other member of the Lender Group, or any Bank Product Provider, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor.

(d)    This Guaranty includes all present and future Guarantied Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any member of the Lender Group or any Bank Product Provider in existence on the date of such revocation, (iv) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent (for the benefit of the Lender Group and the Bank Product Providers) and its successors, transferees, or assigns.
(e)    The guaranty by each of the Guarantors hereunder is a guaranty of payment and not of collection. The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.
(f)    Each of the Guarantors authorizes Agent, the other members of the Lender Group, and the Bank Product Providers without notice or demand (other than any notice expressly required to be provided hereunder or under any other Loan Document), and without affecting or impairing its liability hereunder, from time to time to:
(i)    change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Obligations as so changed, extended, renewed, or altered;
(ii)    take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guarantied Obligations (including any of the obligations of all or any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;
(iii)    exercise or refrain from exercising any rights against any Grantor;
(iv)    release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;
(v)    settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;
(vi)    apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent, any other member of the Lender Group, or any Bank Product Provider regardless of what liability or liabilities of such Grantor remain unpaid;
(vii)    consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, any Bank Product Agreement, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, any Bank Product Agreement, or any of such other instruments or agreements; or
(viii)    take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guaranty (other than a defense of payment in full in cash of the Guarantied Obligations).
(g)    It is not necessary for Agent, any other member of the Lender Group, or any Bank Product Provider to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
(h)    Each Guarantor jointly and severally guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any member of the Lender Group or any Bank Product Provider with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the

Guarantied Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:
(i)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(ii)    any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantied Obligations resulting from the extension of additional credit;
(iii)    any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver, supplement, restatements, extension, novation, renewal, replacements, or continuation of, or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;
(iv)    the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent, any other member of the Lender Group, or any Bank Product Provider;
(v)    any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor;
(vi)    any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any Grantor or any other guarantors or sureties;
(vii)    any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor; or
(viii)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.
(i)    Waivers.
(i)    Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent, any other member of the Lender Group, or any Bank Product Provider to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other

Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (iv) pursue any other remedy in any member of the Lender Group's or any Bank Product Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guarantied Obligations in cash to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Obligations in cash to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or non-judicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guarantied Obligations have been paid in cash.
(ii)    Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations. Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Grantor's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Agent nor any of the other members of the Lender Group nor any Bank Product Provider shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.
(iii)    To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable) (other than the defense that all of the Guarantied Obligations have been paid in full in cash), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor, (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any Borrower or other guarantors or sureties, and (D) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder.
(iv)    No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and all of the Commitments have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the "Foreclosed Grantor"), including after payment in full in cash of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.
(v)    [Reserved].
(vi)    Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.
3.Grant of Security. Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereinafter referred to as the "Security Interest") in all of such Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):
(a)    all of such Grantor's Accounts and Receivables;

(b)    all of such Grantor's Inventory (including Generator Units and Generator Components);
(c)    all of such Grantor's Equipment constituting Generator Units and Generator Components;
(d)    all of such Grantor's Instruments, Chattel Paper (including all tangible and electronic Chattel Paper) and other contracts, in each case to the extent governing, evidencing, substituting for, arising from or constituting proceeds of any Accounts, other Receivables, Inventory, or other assets described in any other clause of this Section 3 and constituting Collateral;
(e)    all of such Grantor's Deposit Accounts, Securities Accounts, money and Cash Equivalents;
(f)    all of such Grantor's contracts, documents of title, and other Documents that evidence the ownership of, right to receive or possess, or that otherwise relate to, any Accounts, other Receivables, Inventory, or other assets described in any other clause of this Section 3 and constituting Collateral, including contracts, documents of title, and other documents that relate to the acquisition of, or sale or other disposition of, any Inventory, and all contracts, documents of title, or other documents that arise from or constitute proceeds of Accounts, other Receivables, Inventory, or other assets described in any other clause of this Section 3 and constituting Collateral;
(g)    all guaranties, contracts of suretyship, insurance, letters of credit, letter-of-credit rights, security and other credit enhancements (including repurchase agreements), and Supporting Obligations, in each case in respect and only in respect of the Accounts, other Receivables, Inventory, or other assets described in any other clause of this Section 3 and constituting Collateral, including (i) rights of stoppage in transit, replevin, repossession, reclamation, and other rights and remedies of an unpaid vendor, and (ii) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors in respect of Accounts or other Receivables;
(h)    all General Intangibles (other than Intellectual Property) to the extent arising from, relating to, or constituting proceeds of any Accounts, other Receivables, Inventory or other assets described in any other clause of this Section 3 and constituting Collateral;
(i)    all Investment Property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts, or commodity accounts but excluding all Margin Stock issued by any Affiliate or Subsidiary of any Loan Party) and all monies, credit balances, deposits, and other property of any Grantor now or hereafter held, or received by, or in transit to, Agent (or its agent or designee) or any other member of the Lender Group, any bank, securities intermediary, depository, or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, in each case, to the extent arising from or constituting proceeds of Accounts, other

Receivables, Inventory, or other assets described in any other clause of this Section 3 and constituting Collateral;
(j)    all claims under policies of casualty insurance and all proceeds of casualty insurance, in each case, payable by reason of loss or damage to any, Accounts, other Receivables, Inventory or other assets described in any other clause of this Section 3 and constituting Collateral;
(k)    all Books evidencing, relating to, or referring to any of the foregoing;
(l)    all of such Grantor's other assets that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group to the extent arising from, relating to, or constituting proceeds of, any Accounts, other Receivables, Inventory or other assets described in any other clause of this Section 3 and constituting Collateral; and
(m)    all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Intellectual Property, Negotiable Collateral, Investment Property, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing.
Notwithstanding anything contained in this Agreement to the contrary, the term "Collateral" shall not include: (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that the foregoing exclusions of this clause (i) (A) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) shall in no way be construed to limit, impair, or otherwise affect any of Agent's, any other member of the Lender Group's or any Bank Product Provider's continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, Accounts or other Receivables, or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, Accounts or other Receivables) and (ii) those assets to which Agent and Administrative Borrower agree that any of the cost, difficulty, burden or consequences (including any adverse tax consequences) of obtaining such security interests are materially excessive in relation to the benefit to the Lenders or the security to be afforded thereby (clauses (i) and (ii), collectively, the "Excluded Assets"); provided that "Excluded Assets" shall not include any right to receive proceeds from the sale or other disposition of any Excluded Asset or any Proceeds, products, substitutions or replacements of Excluded Assets (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
4.Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, any member of the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor's right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.
5.Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.
6.Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Lender Group and the Bank Product Providers, each Grantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete as of the Effective Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
(a)    The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).
(b)    The chief executive office of each Grantor is located at the address indicated on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).
(c)    Each Grantor's tax identification numbers and organizational identification numbers, if any, are identified on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).
(d)    As of the date hereof, no Grantor holds any Commercial Tort Claims that arise out of the Collateral.
(e)    Set forth on Schedule 2 (as such Schedule may be updated from time to time subject to Section 7(k)(iii) with respect to Controlled Accounts and provided that Grantors comply with Section 7(c) hereof) is a listing of all of Grantors' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
(f)    This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 4. Upon the making of such filings, Agent shall have a first priority (subject only to Permitted Liens which are non-consensual Permitted Liens) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement under the Code. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.
(g)    All actions necessary or reasonably desirable to perfect and establish the first priority (subject only to Permitted Liens which are non-consensual Permitted Liens) of, or otherwise protect, Agent's Liens in each Grantors' Deposit Accounts and Securities Accounts (other than Excluded Accounts), and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement and (B) the delivery of Control Agreements with respect thereto.
(h)    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor or (ii) for the exercise by Agent of the remedies in respect of the Collateral pursuant to this Agreement, except for consents, approvals, authorizations or other orders or actions (including the filing of financing statements necessary to perfect the Security Interests granted hereby) that have been obtained or given (as applicable) and that are still in force.
(i)    Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (subject only to Permitted Liens which are non-consensual Permitted Liens) and has full power and authority to grant to Agent the security interest in the Collateral pursuant hereto. The execution, delivery and performance by such Grantor of this Security Agreement has been duly authorized by all necessary actions, and if required, actions by equity holders of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to equitable principles or bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
(j)    Schedule 6 sets forth all titled Generator Units owned by the Grantors as of the Closing Date, by model and vehicle identification number.
7.Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:
(a)    Possession of Collateral. In the event that any Proceeds of Collateral are evidenced by or consist of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $500,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion) after acquisition thereof), notify Agent thereof, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, shall execute such other documents and instruments as shall be reasonably requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer reasonably acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or reasonably desirable by Agent to protect Agent's Security Interest therein.
(b)    Chattel Paper.
(i)    Promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that such electronic Chattel Paper governs, evidences, substitutes for, arises from or constitutes proceeds of any Accounts, other Receivables, Inventory or other Collateral and the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $100,000; and
(ii)    If any Grantor retains possession of any Chattel Paper or instruments that govern, evidence, substitute for, arise from or constitute proceeds of any Accounts, other Receivables, Inventory or other Collateral in each case having a face amount or value of $100,000 or more, either individually or in the aggregate (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the Security Interest of JPMorgan Chase Bank, N.A., as Agent for the benefit of the Lender Group and the Bank Product Providers".
(c)    Control Agreements.
(i)    Each Grantor shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account or Securities Account for such Grantor (other than with respect to any Excluded Accounts), (a) with respect to Deposit Accounts owned on the Closing Date, within sixty (60) days of the Closing Date (or such longer period as agreed to by Agent in writing in its sole discretion) and (b) with respect to Deposit Accounts acquired or opened after the Closing Date, within sixty (60) days of such acquisition or opening (or such longer period as agreed to by Agent in writing in its sole discretion);
(ii)    Each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor (other than with respect to any Excluded Accounts); and
(iii)    Each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor's Investment Property to the extent that such Investment Property substitutes for, arises from or constitutes proceeds of any Accounts, other Receivables, Inventory or other Collateral.
(d)    Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit that are evidence of, a substitute for, arise from or constitute proceeds of any Accounts, other Receivables, Inventory or other Collateral and having a face amount or value of $100,000 or more individually or $1,000,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion) after becoming a beneficiary), notify Agent thereof and, promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, enter into an agreement among Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent's Account, all in form and substance reasonably satisfactory to Agent.
(e)    Commercial Tort Claims. In the event that any Proceeds of Collateral are evidenced by Grantor obtaining Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $100,000 or more for any individual Commercial Tort Claim or $1,000,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion) of obtaining such Commercial Tort Claim), notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, prepare a supplemental schedule to this Agreement to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent a first priority (subject only to Permitted Liens which are non-consensual Permitted Liens), perfected security interest in any such Commercial Tort Claim.
(f)    Government Contracts. Other than Accounts, other Receivables and Chattel Paper (to the extent that such Chattel Paper governs, evidences, substitutes for, arises from or constitutes proceeds of any Accounts, other Receivables, Inventory or other Collateral) the aggregate value of which does not at any one time exceed $25,000, if any Account, other Receivable or Chattel Paper (to the extent that such Chattel Paper governs, evidences, substitutes for, arises from or constitutes proceeds of any Accounts, other Receivables, Inventory or other Collateral) arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion) of the creation thereof) notify Agent thereof and, promptly (and in any event within five (5) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.
(g)    [Reserved].
(h)    Investment Property. In the event that any Proceeds of Collateral are evidenced by or consist of Investment Property:
(i)    Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of such Proceeds evidenced by Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to Agent in the exact form received; and
(ii)    Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on any Proceeds evidenced by Investment Property or to effect any sale or transfer thereof.
(i)    [Reserved].
(j)    Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.
(k)    Controlled Accounts; Controlled Investments.
(i)    Each Grantor shall (A) establish and/or maintain cash management services of a type and on terms reasonably satisfactory to Agent at JPMorgan, Wells Fargo Bank, National Association or any other Lender or one or more of their respective Affiliates (each a "Controlled Account Bank"), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Collection Account at such Controlled Account Bank that is not an Excluded Account (each, a "Controlled Account") (by wire transfer to the applicable Controlled Account Bank or to a lockbox maintained by the applicable Controlled Account Bank for deposit into such Collection Account), and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Grantor) and proceeds of Collateral into a Controlled Account;
(ii)    Each Grantor shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent, (a) with respect to Controlled Accounts owned on the Closing Date, within sixty (60) days of the Closing Date (or such longer period as agreed to by Agent in writing in its sole discretion) and (b) with respect to Controlled Accounts acquired or opened after the Closing Date, within sixty (60) days of such acquisition or opening of such Controlled Account (or such longer period as agreed to by Agent in writing in its sole discretion); provided, that at no time shall the aggregate amount of funds in Controlled Accounts required to be subject to a Controlled Account Agreement pursuant to this Section 7(k)(ii)(b), but that have not yet been made subject to a Controlled Account Agreement, exceed $5,000,000. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in each applicable Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against each applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the instruction of Agent (an "Activation Instruction"), the Controlled Account Bank will forward by daily sweep all amounts in each applicable Controlled Account to the Agent's Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Cash Dominion Event has occurred at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction after any Cash Dominion Period has ended;
(iii)     Each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Accounts in accordance with the foregoing clause (ii)) as promptly as practicable and in any event within forty-five (45) days after notice from Agent (or such longer period as agreed to by Agent in writing in its sole discretion) that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Accounts or Agent's liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent's reasonable judgment; and
(iv)    Other than Excluded Accounts, no Grantor will, and no Grantor will permit its Subsidiaries to, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements in order to perfect (or further establish) Agent's Liens in such Permitted Investments.

(l)    Name, Etc. No Grantor will change its name, chief executive office, organizational identification number, jurisdiction of organization or organizational identity; provided, that any Grantor may change its name or chief executive office upon at least ten Business Days' prior written notice to Agent of such change.
(m)    Account Verification. Each Grantor will, and will cause each of its Subsidiaries to, permit Agent, in Agent's name or in the name or a nominee of Agent, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or other electronic means of transmission or otherwise. Further, at the request of Agent, each Grantor will, and will cause each of its Subsidiaries to, send requests for verification of Accounts and other Receivables or, after the occurrence and during the continuance of an Event of Default, send notices of assignment of Accounts and other Receivables to Account Debtors and other obligors.
(n)    Generator Units.
(i)     Each Grantor will, and will cause each of its Subsidiaries to, deliver to Agent or Agent's designee, the certificates of title for all Generator Units covered by a certificate of title (collectively, the "Titled Goods") and promptly (and in any event within ten (10) Business Days), such Grantor shall take all actions necessary to cause such certificates to be filed (with the Agent's Lien noted thereon) in the appropriate state filing office, other than in the case of any Titled Good that has a fair market value that is less than $1,500,000; provided, that the fair market value of all Titled Goods the certificates of which are not filed (with the Agent's Lien noted thereon) in the appropriate state filing office (collectively, the "Non-Filed Titled Goods") shall not exceed $15,000,000 (the "Non-Filed Threshold") in the aggregate at any time. At any time that the aggregate fair market value of all Non-Filed Titled Goods shall exceed the Non-Filed Threshold, the applicable Grantor(s) shall promptly (and in any event within ten (10) Business Days) deliver to Agent or Agent's designee, the certificates of title for the Non-Filed Titled Goods with the highest fair market values until such time as the aggregate fair market value of the remaining Non-Filed Titled Goods shall cease to exceed the Non-Filed Threshold, and promptly (and in any event within ten (10) Business Days), such Grantor(s) shall take all actions necessary to cause such certificates to be filed (with the Agent's Lien noted thereon) in the appropriate state filing offices.
(ii)    Upon the reasonable request by Agent, such Grantor will deliver a list of all Generator Locations at such time. For each Generator Location, such Grantor shall not (a) amend or supplement any power generation, servicing or lease agreement for any Generator Unit in a manner that materially and adversely affects the rights and security interests of Agent hereunder other than amendments or supplements in the ordinary course of business, and (b) with respect to any power generation, servicing or lease agreement entered into by such Grantor after the Effective Date for any Generator Location, such Grantor shall include a provision in each such power generation, servicing and lease agreement providing that the customer under such agreement shall provide the applicable Grantor (or other relevant Loan Parties) reasonable access at reasonable times to the site for the purposes of performing services under such agreement.

(iii)    Such Grantor shall not, other than in the ordinary course of business, permit any Generator Unit to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Agent does not have a Lien. Such Grantor will not, without Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Generator Units constituting Collateral.
(o)    Keepwell. Each Qualified ECP Grantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7(o) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7(o), or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyances or fraudulent transfer and not for any greater amount). The obligations of each Qualified ECP Grantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Grantor intends that this Section 7(o) constitute, and this Section 7(o) shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
8.Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated. Further, in the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.
9.Further Assurances.
(a)    Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
(b)    Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
(c)    Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral by an description which reasonably approximates the description contained in this Agreement, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.
(d)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.
10.Agent's Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could and (b) shall have the right (subject to Section 17(b)) to use any Grantor's rights under Intellectual Property Licenses in connection with the enforcement of Agent's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment constituting Generator Units and Generator Components now or hereafter owned by any Grantor and now or hereafter covered by such licenses.
11.Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts, other Receivables or any other Collateral of such Grantor;
(b)    to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;
(c)    to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper, in each case, that constitute Collateral;
(d)    to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;
(e)    to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Accounts, other Receivables, contracts or Negotiable Collateral of such Grantor, in each case, where comprising the Collateral; and
(f)    to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs,

domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, other Receivables, contracts or Negotiable Collateral of such Grantor.
To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
12.Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable and documented out-of-pocket expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors in accordance with the terms of the Credit Agreement.
13.Agent's Duties. The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.
14.Collection of Accounts. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) make direct verification from Account Debtors with respect to any or all Accounts and other Receivables that are part of the Collateral, (b) notify Account Debtors of any Grantor that the Accounts and other Receivables and any Proceeds thereof of such Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, or (c) collect the Accounts, other Receivables and Proceeds thereof of any Grantor directly, and any reasonable and documented out-of-pocket collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Loan Documents.
15.[Reserved].
16.[Reserved].
17.Remedies. Upon the occurrence and during the continuance of an Event of Default:
(a)    Agent may, and, at the instruction of the Required Lenders, shall, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party upon default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a "place" for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.
(b)    Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor's Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent.
(c)    Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor's Deposit Accounts in which Agent's Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor's Securities Accounts in which Agent's Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.
(d)    Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
(e)    Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.
18.Remedies Cumulative. Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, the other Loan Documents or any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product Provider of any or all such other rights, powers, or remedies.
19.Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
20.Indemnity. Each Grantor agrees to indemnify Agent, the other members of the Lender Group, and the Bank Product Providers from and against all claims, lawsuits and liabilities (including reasonable attorneys' fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party in accordance with and to the extent set forth in Section 10.3 of the Credit Agreement. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.
21.Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.
22.Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at the notice address specified for the Borrowers in the Credit Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to the other party.
23.Continuing Security Interest: Assignments under Credit Agreement.
(a)    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guaranty made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon the Borrowers' request, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Revolving Loans or other loans made by any Lender to any Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.
(b)    If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Secured Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a "Voidable Transfer"), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys' fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent's Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent's Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent's Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.
24.Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
25.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)    THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 25(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF

ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)    NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER OR THE ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
26.New Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and/or Grantor hereunder with the same force and effect as if originally named as a Guarantor and/or Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.
27.Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.
28.Miscellaneous.
(a)    This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group, any Bank Product Provider, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

"Grantors"	LIBERTY ENERGY SERVICES LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY ENERGY INC., a Delaware corporation By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
FREEDOM PROPPANT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY POWER INNOVATIONS LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

LOS LEASING COMPANY LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY POWER & LOGISTICS LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY POWER REAL ESTATE COMPANY LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY POWER TRUCKING LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
LIBERTY ENERGY RE HOLDINGS LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

LIBERTY ADVANCED EQUIPMENT TECHNOLOGIES LLC, a Texas limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
PROPPANT EXPRESS SOLUTIONS, LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
IMG MIDSTREAM LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

IMG SOLAR LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
IMG DEVELOPMENT LLC, a Delaware limited liability company By: /s/ R. Sean Elliott Name: R. Sean Elliott Title: Chief Legal Officer and Corporate Secretary
IMG ENERGY SERVICES LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
PG SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
JACKSON FALLS SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

MCFARLAND SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
MCLANE SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary

GARRETT'S RUN SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
GLADE RUN SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
MCVILLE SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

RIVER HAWK SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary
LORAIN SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary

PERRY SOLAR LLC, a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Chief Legal Officer and Corporate Secretary

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

"Agent"
JPMORGAN CHASE BANK, N.A., a national banking association By: /s/ Cameron Strock Name: Cameron Strock Title: Authorized Signatory

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT – LIBERTY ENERGY SERVICES LLC (JULY 2025)]

INDEX OF SCHEDULES

Schedule 1: Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers
Schedule 2: Deposit Accounts and Securities Accounts
Schedule 3: Reserved
Schedule 4: List of Uniform Commercial Code Filing Jurisdictions
Schedule 5: Reserved
Schedule 6: Titled Generator Units
Annex 1: Form of Joinder